CONSENT OF INDEPENDENT AUDITORS

           We consent to the inclusion in this post effective amendment No. 1 to the registration statement on Form SB-2 of our report dated March 7, 1997, on the financial statements of ObjectSoft Corporation as at December 31, 1996 and for each of the two years in the two-year period ended December 31, 1996. We also consent to the reference to our firm under the captions "Selected Financial Data" and "Experts."




Richard A. Eisner & Company, LLP

Florham Park, New Jersey
October 14, 1997